UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2026

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Allbirds, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Washington St.
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(628) 225-4848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On April 28, 2026, the Company entered into a Class A Common Stock Sales Agreement (the “Sales Agreement”) with Chardan Capital Markets LLC (“Chardan”), to sell shares of its Class A Common Stock (the “ATM Shares”), from time to time, through an “at the market offering” program under which Chardan, acting as sales agent or principal (including through its affiliates), will offer and sell the ATM Shares. The sales, if any, of the ATM Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.
The Company will pay Chardan a commission rate of up to 3% of the aggregate gross proceeds from each sale of ATM Shares. The Company will also reimburse Chardan for certain specified expenses in connection with the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the ATM Shares.
The Company is not obligated to sell any of the ATM Shares under the Sales Agreement and may at any time suspend sales thereunder. The Sales Agreement may be terminated by either the Company or Chardan with 10 days notice, or earlier under certain circumstances.
The ATM Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-288434) filed by the Company with the SEC on June 30, 2025, and declared effective by the SEC on July 10, 2025 (the “Registration Statement”). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated April 29, 2026, to the Registration Statement with the SEC in connection with the offer and sale of the ATM Shares.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 1.02     Termination of a Material Definitive Agreement.

In furtherance of entry into the Sales Agreement, effective as of April 27, 2026, the Company terminated that certain Class A Common Stock Sales Agreement, dated June 30, 2025, between the Company and TD Securities (USA) LLC.
Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
5.1	Opinion of Holland & Hart LLP
10.1	Class A Common Stock Sales Agreement, dated April 28, 2026, by and between the Company and Chardan Capital Markets, LLC
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at

www.sec.gov and the investor relations section of the Allbirds website at www.ir.allbirds.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allbirds, Inc.
Dated: April 29, 2026
	By:	/s/ Joe Vernachio
Joe Vernachio
Chief Executive Officer